Exhibit 99.2

TO:	ARDENT MINES LIMITED

AND TO:	THE DIRECTORS THEREOF

I, Reg Hanford, hereby tender my resignation to the Board of Directors of Ardent Mines Limited as Director, effective immediately.

I confirm that I am tendering my resignation for personal reasons and that there are no disputes with the Company, its Directors, Officers, Accountants or professional advisors with respect to policies, practices or procedures relating to the affairs of the Company

DATED effective December 16, 2004

/s/ Reg Handford
Reg Handford